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                                                                    Exhibit 3.14

                 BY-LAWS OF PEN COTTON COMPANY OF SOUTH CAROLINA


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         Sec. 1 - Annual Meeting - The initial annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on May _____, 1993. Thereafter, the annual meeting of stockholders shall be held on the ______ Monday in May of each year, if not a legal holiday, and if a legal holiday, on the next following secular day, and if the election is not held at the annual meeting, then the Board of Directors shall call a special meeting for that purpose as soon thereafter as conveniently may be.

         Sec. 2 - Special Meetings - Special meetings of the stockholders may be called at any time by the President or by a majority of the Board of Directors, or by stockholders holding together not less than one-tenth of the outstanding capital stock of the corporation entitled to vote at such meeting.

         Sec. 3 - Place of Meeting - Meetings of the stockholders may be held within or without the State of South Carolina at such place as the Board of Directors may from time to time determine.

         Sec. 4 - Notice - Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, at least ten (10) days before the date on which the meeting is to be held, by personal service of such notice or by mailing such notice by United States Mail, postage prepaid, addressed to him at his last known post office address. No publication of notice of such meeting shall be required, and no notice of any meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or if any such stockholder shall waive notice of the meeting in writing. No notice of any adjourned meeting of stockholders need be given if the date, time and place of the adjourned meeting are announced at the meeting before adjournment.

         Sec. 5 - Quorum - At all meetings of the stockholders of the corporation, a majority in interest of the stockholders entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present in person or by proxy entitled to vote may adjourn the meeting to any later date, and at such adjourned meeting, at which a quorum may be present, any business may be transacted as might have been transacted at the meeting as originally called.

         Sec. 6 - Organization - At all meetings of the stockholders, the President or, in his absence, a Chairman chosen by stockholders holding a majority interest in stock represented at such meeting, shall act as Chairman. The Secretary of the corporation shall act as Secretary at all meetings of the stockholders or, in his absence, the Chairman of the meeting may appoint any person to act as Secretary.

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         Sec. 7 - Voting - At each meeting of the stockholders, every stockholder of the corporation shall be entitled to one vote for each share of the capital stock of the corporation held by him and registered in his or her name on the books of the corporation at the time of such meeting, unless otherwise provided by the Articles of Incorporation or these By-Laws. A stockholder may vote his shares in person or by a proxy appointed by an instrument in writing, subscribed by such stockholder and delivered to the Secretary of the meeting. And at all meetings of the stockholders, all questions shall be decided by a vote of the majority in interest of the stockholders of the corporation present in person or by proxy and entitled to vote, a quorum being present, unless otherwise specifically provided by law. In all voting for the Board of Directors, the voting shall be by ballot signed by the stockholders or their proxy, unless such voting shall be waived by unanimous consent of those present.

         Sec. 8 - Action Without Meeting - Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on such action, and the action is evidenced by over more written consents describing the action taken, signed by the stockholders entitled to vote on such action and delivered to the corporation for inclusion in the corporate records.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Sec. 1 - General Powers - The property, affairs and business of the corporation shall be managed by a Board of Directors.

         Sec. 2 - Number, term of office, qualifications - The number of directors shall be three (3). The directors shall be elected annually and shall continue to hold office until their successors are respectively elected and qualified, or until resignation or removal in the manner hereinafter provided.

         Sec. 3 - Election of Members - At all meetings of the stockholders for the election of the Board of Directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the elected directors.

         Sec. 4 - Organization - At all meetings of the Board of Directors, the President or in his absence, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the corporation shall act as Secretary of the Board of Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.


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         Sec. 5 - Resignations - Any director may resign at any time by giving written notice to the President or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Sec. 6 - Vacancies - Any vacancy in the Board of Directors because of death, resignation, disqualification, or other cause, may be filled only by the stockholders at a special meeting thereof held for that purpose or at any regular meeting.

         Sec. 7 - Place of Meetings, etc. - The Board of Directors may hold its meetings, have one or more offices, and keep books and records of the corporation, at such place or places within or without the State of South Carolina as the Board of Directors may from time to time determine. In case the original stock and transfer books of the corporation are kept without said State, a duplicate of each thereof shall be kept at the principal office in this State.

         Sec. 8 - Officers - The Board of Directors shall have power to elect or appoint all necessary officers and committees, to employ agents, to prescribe their duties, to remove any officer or employee, and generally to control all the officers of the corporation.

         Sec. 9 - Regular Meetings - Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

         Section 10 - Special Meetings - Special meetings of the Board of Directors may be called by the President or by the Secretary, upon the written request of any two directors, upon two (2) days notice thereof to each director.

         Sec. 11 - Quorum and Manner of Acting - A majority of the directors in office at the time of any regular or special meeting of the Management Committee shall be present in person at such meeting in order to constitute a quorum for the transaction of business at such meeting, and, except for matters the manner of deciding which is expressly regulated by statute, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is had. Notice of an adjourned meeting need not be given. The Board of Directors shall act only as a Board and the individual directors shall have no powers as such.

         Sec. 12 - Removal of Directors - Any director at any time may be removed from office, with or without cause, by the affirmative vote of a majority in interest of the stockholders of record of the corporation entitled to vote, given at a


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special meeting of the stockholders called for the purpose. And the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.

         Sec. 13 - Action Without Meeting - Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is assented to by all of the directors.


                                   ARTICLE III

                                    OFFICERS

         Sec. 1 - The officers of the corporation shall be a President and Chief Executive Officer, and Executive Vice-President and Chief Operating Officer, a Secretary and a Treasurer. The same person may be elected to fill more than one of said offices at the same time, except the same person may not be President and Secretary. The directors may from time to time elect such additional Vice-Presidents and such Assistant Secretaries or Assistant Treasurers as they may choose, and such officers shall have such powers as the directors may from time to time delegate to them.

         Sec. 2 - Election and Tenure of Office - The officers shall be elected by the Board of Directors annually. In the first year, the officers shall be elected by the initial directors at the organizational meeting, and in subsequent years, the officers shall be elected at the first meeting of the Board after the annual election. They shall hold office, unless sooner removed by the Board of Directors, until the election or appointment of their successors.

         Sec. 3 - President and Chief Executive Officer - The President and Chief Executive Officer shall, when present, preside at all meetings of the Board of Directors, and act as temporary chairman at and call to order all meetings of the stockholders; he shall have power to call special meetings of the stockholders and Board of Directors for any purpose or purposes; appoint and discharge, subject to the approval of the Board of Directors, employees and agents of the corporation and fix their compensation; and together with the Secretary, make and sign contracts and agreements in the name and on behalf of the corporation; and while the Board of Directors is not in session he shall have the general management and control of the business and affairs of the corporation; and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

         Sec. 4 - Executive Vice-President and Chief Operating Officer - The Executive Vice-President and Chief Operating Officer shall be vested with the primary responsibility for day to day oversight of all operations and sales, and preside at meetings in the absence of the President.


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         Sec. 5 - Secretary - The Secretary shall give or cause to be given notice of all meetings of stockholders and the Board of Directors, and all other notices required to be given by law or these By-Laws, and in case of his absence, refusal or neglect so to do, any such notice may be given by any person directed to do so by the President or by the Board of Directors or stockholders, upon whose request the meeting is called, as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the corporation, if any, and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same, and he shall, unless otherwise determined by the Board of Directors, have charge of the original stock books and stock ledger, and act as transfer agent in respect of the stock and securities of the corporation, and he shall perform all other duties incident to the office of a Secretary.

         Sec. 6 - Treasurer - The Treasurer shall have custody of the funds, securities, evidences of indebtedness and other valuable endorsements of the corporation, except as otherwise provided by the Board of Directors; he shall receive and give or cause to be given receipts and acquittances for money paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation, of whatever nature, upon the maturity of same, except as otherwise provided by the Board of Directors; he shall enter or cause to be entered in the books of the corporation kept for that purpose full and accurate accounts of all monies received and paid out on account of the corporation, and whenever required by the President or the Board of Directors, he shall render a statement of his cash account and such other statements as the Board of Directors or President may from time to time direct. The Treasurer shall keep, or cause to be kept, such other books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation, and he shall, if required, give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board of Directors shall prescribe.


                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Sec. 1 - Contracts - The President shall have the power to sign contracts for matters for which provision has been made in the annual budget. The Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Sec. 2 - Drafts, Checks, Etc. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name


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of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Sec. 3 - Deposits - All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the President may select, unless a depository or depositories be specifically designated by the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

         Sec. 1 - Issue of Certificates of Stock - Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation, by the President, or Executive Vice-President and Chief Operating Officer, and the Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Sec. 2 - Transfer of Shares - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificate shall thereupon be issued. A record shall be made of each transfer. The Board of Directors may close the transfer book for not exceeding twenty (20) days next preceding the day appointed for the payment of any dividend.


                                   ARTICLE VI

                                      SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall bear the full name of the corporation, and the words, "A South Carolina Corporation." But until the Board of Directors adopts such a seal, the corporation may operate without a corporate seal.


                                   ARTICLE VII

                                   AMENDMENTS

         The stockholders, by the affirmative vote of the holders of a majority of


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the stock represented at any meeting at which there is a quorum, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of meeting, amend or alter any of these By-Laws. A copy of such amended By-Laws shall be sent to each stockholder within ten (10) days after the adoption of same.


                                  ARTICLE VIII

                                WAIVER OF NOTICE

         Whenever notice is required to be given to stockholders or the Board of Directors, and such notice may legally be waived, a waiver thereof, signed by the stockholder or director, as the case may be, shall have the same force and effect as though notice had been duly given.


                                   ARTICLE IX

                 PROVISION RELATING TO COMPENSATION OF OFFICERS

         Any payments made to an officer of the corporation, such as salary, commission, expense reimbursement, or otherwise, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. In lieu of repayment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation until the amount owed to the corporation shall have been recovered. Upon his election, each officer shall be notified of this By-Law provision.


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